Exhibit 10.5

ONE HORIZON GROUP, INC.
Weststrasse 1, Baar
Switzerland, CH6340
                  August 15, 2014

Attn: Purchasers

Re:           Amendments to Certain Transaction Documents

Dear Sir/Madam:

This letter shall act as a consent to the following amendments to Series A Certificate Designation (the “Certificate of Designation”) and the  Class B Warrants (the “Class B Warrants”) purchased pursuant to the Securities Purchase Agreement dated July 21, 2014 (the “Securities Purchase Agreement”) between One Horizon Group, Inc. (the “Company”) and each of the Purchasers (individually, a “Purchaser” and collectively, the “Purchasers”) and amendment to the Class A Warrants (the “Class A Warrants”) which was amended and restated on July 21, 2014 in connection with the execution of the Securities Purchase Agreement.

The Company and each of the Purchasers hereby confirm and agree that:

(i)	Section 5(a) of Certificate of Designation shall be amended as follows:

 (a) Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of Series A Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock at the Conversion Price as set forth in Section 5(c) herein.  In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

(ii)	Section 5(d)(vi) of Certificate of Designation shall be amended as follows:

(vi) Adjustments for Issuance of Additional Shares of Common Stock. For a period commencing from the Issuance Date to the earlier date  of (a) one (1) year from the original effective date of a registration statement covering all or any part of the Conversion Shares pursuant to the Section 3.14 of a Securities Purchase Agreement entered into by the Company and the holders of the Series A Preferred Stocked dated July 21, 2014 (the “Securities Purchase Agreement”) , or (b) one (1) year from the date that rule 144 is available, provided that there are shares of Series A Preferred Stock outstanding that have not been converted into shares of Common Stock, (the “Anti-Dilution Period”), in the event the Company shall issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(d) or pursuant to (X) Common Stock Equivalents (as hereafter defined) granted or issued prior to the Issuance Date or (Y) subsection (xi) below) (“Additional Shares of Common Stock”) at a price per share less than $4.00 or without consideration, then the Conversion Price upon each such issuance shall be reduced to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction: (1) the numerator of which shall be equal to the sum of (A) the number of shares of Outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price of $4.00 per share; and (2) the denominator of which shall be equal to the number of shares of Outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. No adjustment of the Conversion Price shall be made upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore). Notwithstanding the foregoing, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Section 5(d)(vi), and the holder of the Series A Preferred Stock shall not have the right to receive upon conversion of any shares of the Series A Preferred Stock or exercise of any shares of the Class B warrants issued pursuant to the Securities Purchase Agreement, or exercise of any shares of the Class A Warrants amended and reissued in connection with the execution of the Securities Purchase Agreement if the issuance of such shares of Common Stock would exceed the aggregate number of Shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Series A Preferred Stock, Class B warrants and Class A Warrants without breaching the Company's obligations under the rules or regulations of the Nasdaq OMX Market, which aggregate number equals 19.99% of the number of shares outstanding on the Closing Date (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq OMX Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders.  Until such approval or written opinion is obtained, no purchaser pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued in the aggregate, upon conversion or exercise, as applicable, of Series A Preferred Stock or Class B warrants or Class A Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Purchase Price paid by such Purchaser  pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate offering amount pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the "Exchange Cap Allocation").  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Series A Preferred Stock, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.  In the event that any holder of Series A Preferred Stock shall convert all of such holder's Series A Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Series A Preferred Stock on a pro rata basis in proportion to the aggregate principal conversion consideration of Series A Preferred Stock then held by each such holder.

(iii)	Section 6 of the Class B Warrants shall be amended as follows:

6. Exchange Cap. Notwithstanding anything to the contrary set forth in this Warrant, the Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant, and the holder of this Warrant shall not have the right to receive upon exercise of any shares of this Warrant or conversion of any shares of the Series A Preferred Stock (the “Series A Preferred Stock”) issued pursuant to the Securities Purchase Agreement or exercise of any shares of Class A warrant (the “Class A Warrant”) amended and reissued in connection with the execution of the Securities Purchase Agreement, if the issuance of such shares of Common Stock would exceed the aggregate number of Shares of Common Stock which the Company may issue upon exercise or conversion, as applicable, of this Warrant, Class A Warrant and Series A Preferred Stock without breaching the Company's obligations under the rules or regulations of the Nasdaq OMX Market, which aggregate number equals 19.99% of the number of shares outstanding on the Closing Date (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq OMX Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders.  Until such approval or written opinion is obtained, no purchaser pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued in the aggregate, upon exercise or conversion, as applicable, of this Warrant or Class A Warrant, or Series A Preferred Stock, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Purchase Price paid by such Purchaser  pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate offering amount pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the "Exchange Cap Allocation").  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Warrant, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.  In the event that any holder of this Warrant shall exercise all of such holder's Warrant into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of this Warrant on a pro rata basis in proportion to the aggregate exercise price of shares of this Warrant then held by each such holder.

(iv)	Section 2.3 of the Class A Warrant shall be amended as follows:

2.3 RESTRICTIONS ON EXERCISE.  This Warrant may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. Notwithstanding anything to the contrary set forth in this Warrant, the Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant, and the holder of this Warrant shall not have the right to receive upon exercise of any shares of this Warrant or any shares of the Series A Preferred Stock (the “Series A Preferred Stock”) issued pursuant to the Securities Purchase Agreement to the Company entered into with certain investors on July 21, 2014 ( the “Securities Purchase Agreement”) or exercise of any shares of Class B warrant(the “Class B Warrant”) issued pursuant to the Securities Purchase Agreement, if the issuance of such shares of Common Stock would exceed the aggregate number of Shares of Common Stock which the Company may issue upon exercise or conversion, as applicable, of this Warrant, Class B Warrant and Series A Preferred Stock without breaching the Company's obligations under the rules or regulations of the Nasdaq OMX Market, which aggregate number equals 19.99% of the number of shares outstanding on the Closing Date (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq OMX Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders.  In the event that any holder of this Warrant shall sell or otherwise transfer any of such holder's Warrant, the transferee shall be subject to the Exchange Cap set forth herein.

Other than as specifically set forth herein, the terms of Certificate of Designation, Class A Warrants and Class B Warrants shall remain in full force and effect.  The amendment to  Certificate of Designation, Class A Warrants and Class B Warrants  and shall be effective as of the date of August 15, 2014.

Please indicate your agreement with the foregoing by signing below and returning a signed copy to the Company.  Thank you.

Very truly yours,
ONE HORIZON GROUP, INC.

Date	By:	/s/ Martin Ward
	Name:	Martin Ward
	Title:	Chief Financial Officer

Accepted as of the date
first above written:

By:     /s/     Purchasers
Name: